EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-163431) of Hallador Petroleum Company, of our report dated March 25, 2009, on the consolidated financial statements of Hallador Petroleum Company which appears in this Form 10-K/A for the year ended December 31, 2008.

/S/Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
December 15, 2009
Denver, Colorado